Exhibit 1.1

[            ] Shares1

Power Solutions International, Inc.

Common Stock, par value $0.001 per share

UNDERWRITING AGREEMENT

[            ], 2013

Craig-Hallum Capital Group LLC

    As Representative of the several Underwriters

    named in Schedule I hereto

222 South Ninth Street, Suite

350 Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Power Solutions International, Inc., a Delaware corporation (the “Company”), and the individuals identified on Schedule II hereto (together, the “Selling Stockholders”), severally propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The Firm Shares consist of [            ] authorized but unissued shares of Common Stock to be issued and sold by the Company and [            ] outstanding shares of Common Stock to be sold by the Selling Stockholders in such amounts as set forth on Schedule II hereto. The Selling Stockholders have also severally granted to the several Underwriters an option to purchase up to an aggregate of [            ] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof in such amounts as set forth on Schedule II hereto (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein collectively called the “Securities.”

The Company and each of the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Craig-Hallum Capital Group LLC is acting as representative (the “Representative” or “you”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-188580) (the “initial registration statement”) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and,

[1]	Plus an option to purchase up to [ ] additional shares to cover over-allotments.

if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (the “additional registration statement”). Copies of such registration statements and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A (“Rule 430A Information”). “Original Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all amendments to the initial registration statement as of such time, the documents incorporated by reference therein pursuant to the Rules and Regulations, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form S-1 and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C of the Rules and Regulations or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) of the Rules and Regulations. “Rule 462(b) Registration Statement” as of any time means the additional registration statement in the form then filed with the Commission, including the contents of the Original Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b). “Registration Statement” as of any time means the Original Registration Statement and any Rule 462(b) Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. For purposes of this Agreement, “Effective Time” with respect to the Original Registration Statement or the Rule 462(b) Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. “Preliminary Prospectus” as of any time means any Statutory Prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus that omits Rule 430A Information. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to the Registration Statement, any Preliminary Prospectus or a Prospectus shall be deemed as of any time to include the documents incorporated therein by reference in accordance with the Rules and Regulations.

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, or by either Selling Stockholder specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) and the only such information furnished by either Selling Stockholder consists of the information concerning such Selling Stockholder set forth in the section of the Prospectus titled “Principal and Selling Stockholders.”

(ii) As of the time any part of each of the Original Registration Statement and the 462(b) Registration Statement (or any post-effective amendment thereto) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at each Closing Date (as defined below), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform (as applicable) in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not (as applicable) include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not (as applicable) include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that each of the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, or by either Selling Stockholder specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) and the only such information furnished by either Selling Stockholder consists of the information concerning such Selling Stockholder set forth in the section of the Prospectus titled “Principal and Selling Stockholders.” If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) The information on Schedule III and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), does not, and did not as of the Time of Sale, include any untrue statement of a material fact and does not, and did not as of the Time of Sale, omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you or by either Selling Stockholder specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) and the only such information furnished by either Selling Stockholder consists of the information concerning such Selling Stockholder set forth in the section of the Prospectus titled “Principal and Selling Stockholders.” As used in this paragraph and elsewhere in this Agreement: “Time of Sale” means [        :        ] [a.m.][p.m.] (Eastern time) on the date of this Agreement.

(iv) The consolidated financial statements of the Company and its subsidiaries, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities that would reasonably be expected to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or financial statement schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Each of McGladrey LLP and Deloitte & Touche, LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(v) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the requisite power and authority (corporate or other) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, management, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vi) Except as disclosed in or contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has (i) incurred any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, other than obligations incurred in the ordinary course of business, (ii) entered into any transaction that is material to the Company and its subsidiaries, taken as a whole, other than transactions in the ordinary course of business, or (iii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any material adverse change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material adverse change in the short-term or long-term debt or stock appreciation right of the Company, or any material adverse change in the business, management, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(vii) Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or to the knowledge of the Company threatened, legal, governmental or regulatory action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any executive officer or director of the Company (in his or her capacity as such), any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities.

(viii) There are no material contracts or documents relating to the Company, which are required to be filed as exhibits to the Registration Statement that have not been so filed.

(ix) This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws, or (C) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement, result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”). No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the Rules and Regulations or the rules of the Financial Industry Regulatory Authority (“FINRA”); and the Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(x) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of any such waiver having been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase any shares of Common Stock pursuant to the Company’s certificate of incorporation or by-laws or any material agreement by which the Company or any of its subsidiaries is bound, or any restriction upon the voting or transfer of any shares of Common Stock pursuant to the Company’s certificate of incorporation or by-laws. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any (A) rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below), except in the case of each of the Selling Stockholders, for purposes of effectuating the offer and sale of Securities pursuant to this Agreement, or (B) adjustment to the conversion or exercise price of any outstanding security issued by the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies or other encumbrances, all of the issued and outstanding shares of such stock. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”

(xi) The Company and each of its subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order; and the Company and each of its subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) The Company and its subsidiaries have good and marketable title to all material property (whether real or personal) disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects that would interfere in any material respect with the conduct of the business of the Company or its subsidiaries, except such as are disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The material property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xiii) The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, except as such failure to own, possess, or acquire such rights would not reasonably be expected to have a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect; (B) there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) no such Intellectual Property that is owned by the Company or any of its subsidiaries has been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (D) there is no pending, or to the Company’s knowledge threatened, action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim. “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xiv) Neither the Company nor any of its subsidiaries is (a) in violation of its respective charter, by-laws or other organizational documents, or (b) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except with respect to clause (b) for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv) The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns.

(xvi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; without limiting the foregoing, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(xvii) The Securities to be sold by each of the Selling Stockholders and, upon official notice of issuance, the Securities to be sold by the Company, have been approved for listing on the NASDAQ Capital Market.

(xviii) Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xix) Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the requirements of the applicable stock exchange rules (“Exchange Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xx) Other than as contemplated by this Agreement or as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxi) The Company carries, or is covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as it believes to be adequate for the conduct of its business and the value of its properties; all material policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxii) Since January 1, 2012, the Company has filed on a timely basis with the Commission all periodic reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations. All reports, proxy statements and other documents filed by the Company with the Commission since January 1, 2012, as of the date they were filed, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(xxiii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv) Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxv) Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are designed to provide reasonable assurance that material information , which is required to be timely disclosed, is accumulated and communicated to management in a timely fashion.

(xxvi) None of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has violated, and no such person’s participation in the offering will violate, to the extent applicable: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries (in his or her capacity as such) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxviii) To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers or directors or any person that beneficially owns 5% or more of the outstanding shares of Common Stock (a “5% Stockholder”) or any affiliate or affiliates of any such officer, director or 5% Stockholder that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.

(xxix) Except as disclosed in the Registration Statement, in the Time of Disclosure Package and in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim (and the Company is not aware of any pending investigation which would lead to such a claim) that would, individually or in the aggregate, have a Material Adverse Effect.

(xxx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such permit, license or approval. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no action, proceeding, revocation proceeding, writ, injunction or claim is pending, or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws.

(xxxi) To the knowledge of the Company, no “prohibited transaction” (as defined under Section 406 of ERISA or Section 4975 of the Code), which is not exempt under ERISA Section 408 and the regulations and published interpretations thereunder, has occurred with respect to any Employee Benefit Plan in connection with which material liability of the Company remains outstanding. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar applicable state law. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, (B) to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, (C) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and is the subject of a favorable determination letter or may rely on an opinion letter from the IRS, and any such determination letter or opinion letter remains in effect and has not been revoked, and (D) to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. The Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, any stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan or other employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries, or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(xxxii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxxiii) Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable.

(xxxiv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has the legal capacity to enter into this Agreement, to make the representations, warranties and agreements hereunder and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

(ii) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(iii) The sale of the Securities to be sold by such Selling Stockholder hereunder, the execution of this Agreement by such Selling Stockholder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not, (A) except as would not materially and adversely affect the ability of such Selling Stockholder to perform his obligations under this Agreement, conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or (B) except as would not materially and adversely affect the ability of such Selling Stockholder to perform his obligations under this Agreement, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities to be sold by such Selling Stockholder hereunder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under the Rules and Regulations or the rules of FINRA, state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(iv) Such Selling Stockholder has, and immediately prior to the Time of Sale will have, good and valid title to the Securities to be sold by such Selling Stockholder hereunder on such date free and clear of all liens, encumbrances or claims; and, upon delivery of such Securities and payment therefor pursuant hereto, good and valid title to such Securities, free and clear of all liens, encumbrances or claims, will pass to the several Underwriters.

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constitutes, or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vi) There are no legal or governmental proceedings pending to which such Selling Stockholder is a party or of which any property of such Selling Stockholder is the subject which, if determined adversely to such Selling Stockholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement.

(vii) (1) To such Selling Stockholder’s knowledge, (1) at the respective times the Original Registration Statement and any post-effective amendments thereto became effective and at the Time of Sale, the Original Registration Statement and any amendments and supplements thereto complied or will comply (as applicable) in all material respects with the requirements of the Act and the Rules and Regulations and did not or will not (as applicable) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Statutory Prospectus, the Time of Sale Disclosure Package, the Prospectus or any amendments or supplements thereto were issued and at the Time of Sale, none of the Statutory Prospectus, the Time of Sale Disclosure Package, the Prospectus nor any amendment or supplement thereto included or will include (as applicable) an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall apply only to statements in or omissions from the Registration Statement, Statutory Prospectus, the Time of Sale Disclosure Package, or the Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by either Selling Stockholder specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by either Selling Stockholder consists of the information concerning such Selling Stockholder set forth in the section of the Prospectus titled “Principal and Selling Stockholders.”

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Representative shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by either Selling Stockholder as such and delivered to you or to counsel for the Representative shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [            ] Firm Shares, and each of the Selling Stockholders agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $[            ] per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by each of the Company and the Selling Stockholders to the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company or such Selling Stockholder, as appropriate, at the offices of Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Underwriters so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to each of the Company and the Selling Stockholders, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date at the offices of Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to each of the Selling Stockholders setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be sold by each Selling Stockholder shall be obtained by multiplying the number of Option Shares specified in such notice by a fraction the numerator of which is the number of Option Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto and the denominator of which is the total number of Option Shares (subject to adjustment by the Representative to eliminate fractions). The number of Option Shares to be purchased from each Selling Stockholder by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters from such Selling Stockholder as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by each of the Selling Stockholders to the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of such Selling Stockholder, at the offices of Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the Second Closing Date at the office of Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c) It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company or either of the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or either of the Selling Stockholders.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) If the Original Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Original Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Original Registration Statement or any post-effective amendment to the Original Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Original Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, is necessary or advisable in connection with the distribution of the Securities by the

Underwriters; and the Company will furnish you and counsel for the Representative a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by written notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 462 were received in a timely manner by the Commission.

(iii) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith (i) to qualify as a foreign corporation, (ii) to execute a general consent to service of process in any state, or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(iv) The Company will furnish, at its own expense, to the Representative and counsel for the Representative copies of the Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(v) The Company will make generally available to its security holders, in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Original Registration Statement (or if later the Rule 462(b) Registration Statement) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vi) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel and counsel to the Selling Stockholders, but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, (H) all other reasonable accountable fees and expenses of the Underwriters, including all fees and disbursements of Underwriters’ counsel, in connection with the offering contemplated by this Agreement (not to exceed $125,000 in the aggregate, which amount includes any fees and disbursements of the Underwriters’ counsel paid by the Company pursuant to clauses (C) and (E) of this paragraph), and (I) all other costs and expenses of each of the Company and the Selling Stockholders incident to the performance of its or his obligations hereunder that are not otherwise specifically provided for herein. The parties hereto acknowledge and agree that the Company will not pay any commissions on Securities sold by either of the Selling Stockholders. If this Agreement is terminated by you pursuant to Section 8 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or either of the Selling Stockholders to perform any agreement on its or his part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or either of the Selling Stockholders is not fulfilled, the Company will reimburse the several Underwriters for all reasonable, accountable, out-of-pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(vii) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(viii) The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Lock-Up Securities”) or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except (w) issuance of Lock-Up Securities in connection with mergers, acquisitions, joint ventures or other strategic transactions provided that (i) the aggregate number of Lock-Up Securities so issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities, and (ii) the recipients of such Lock-Up Securities agree to restrictions on disposition thereof substantially similar to those contained in the Lock-Up Agreements, (x) to the Underwriters pursuant to this Agreement, (y) grants of stock options or other equity awards (including, without limitation, grants outstanding as of the date of this Agreement), and the issuance of Lock-Up Securities pursuant to such grants, to directors, officers, employees or consultants pursuant to the terms of plans as existing on the date of this Agreement, or (z) or upon the exercise of warrants or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement in accordance with the terms of such securities as of the date hereof. If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Representative in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) the material event relating to the Company occurs, as applicable. The Company will provide the Representative and each stockholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(ix) The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each of the Company’s directors and executive officers (including each of the Selling Stockholders). The Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction of which it has knowledge that would constitute a breach of or default under the applicable Lock-Up Agreement.

(x) The Company has not taken and will not take, directly or indirectly, any action that constitutes, or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xi) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby which have not been so disclosed in the Registration Statement.

(b) Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each of the Underwriters that:

(i) Such Selling Stockholder will not take, directly or indirectly, any action that constitutes, or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) Such Selling Stockholder will deliver to the Representative an executed copy of the agreement substantially to the effect set forth in Exhibit A hereto.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date are subject to the accuracy, as of such date, of the representations and warranties of each of the Company and the Selling Stockholders, compliance with all agreements of each of the Company and the Selling Stockholders contained herein, performance by each of the Company and the Selling Stockholders of his or its respective obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as the Representative shall approve and all filings required by Rules 424 and 430A of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus) shall have been complied with to your satisfaction.

(b) Except as disclosed in or contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have (i) incurred any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, other than obligations incurred in the ordinary course of business, (ii) entered into any transaction that is material to the Company and its subsidiaries, taken as a whole, other than transactions in the ordinary course of business, or (iii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any material adverse change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material adverse change in the short-term or long-term debt or stock appreciation right of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(c) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Katten Muchin Rosenman LLP, counsel for the Company, dated such Closing Date and addressed to you with respect to such certain matters, as the parties shall mutually agree, related to the Company and the Selling Stockholders.

(d) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Goodwin Procter LLP, counsel for the Representative, dated such Closing Date and addressed to you, with respect to such matters as you reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(e) On each Closing Date you, as Representative of the several Underwriters, shall have received a letter from each of McGladrey LLP and Deloitte & Touche LLP, dated such date and addressed to you, confirming that it is an independent public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(f) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and the chief financial officer of the Company on behalf of the Company to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(g) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate from each Selling Stockholder, dated such Closing Date and addressed to you, signed by such Selling Stockholder to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(h) The Representative shall have received all of the Lock-Up Agreements referenced in Section 4.

(i) The Company shall have furnished to you and counsel for the Representative such additional documents, certificates and evidence as you or they may have reasonably requested.

(j) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k) The Securities to be delivered on such Closing Date will have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Representative. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which such statements were made, in the case of any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus) not misleading, and will reimburse each Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or either Selling Stockholder in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, or by either Selling Stockholder, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(g) and the only such information furnished by either Selling Stockholder consists of the information concerning such Selling Stockholder set forth in the section of the Prospectus titled “Principal and Selling Stockholders.”

(b) Each of the Selling Stockholders agrees to indemnify and hold harmless each Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which such statements were made, in the case of any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) such Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement or in any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by either Selling Stockholder consists of the information concerning such Selling Stockholder set forth in the Section of the Prospectus titled “Principal and Selling Stockholders”) and (y) in no event shall such Selling Stockholder’s liability hereunder exceed the net proceeds from the sale of Securities received by such Selling Stockholder pursuant to this Agreement.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each of the Selling Stockholders from and against any losses, claims, damages or liabilities to which the Company or either of the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which such statements were made, in the case of any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement or in any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(g)), and will reimburse the Company and each of the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder (as applicable) in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the employment of separate counsel has been authorized in writing by the indemnifying party in connection with the defense thereof, (ii) the indemnifying party has not employed counsel to have charge of the defense thereof within a reasonable period of time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded (upon advice of counsel) that there may be defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified parties shall have the right to employ a single counsel (in addition to local counsel) to represent all of the indemnified parties that may be subject to liability arising from any claim in respect of which indemnity may be sought by the indemnified parties under subsection (a), (b) or (c) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified parties as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Stockholders and the Underwriters from the offering of the Securities or

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each of the Selling Stockholders and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, each of the Selling Stockholders and the Underwriters shall be deemed to be in the same proportions as the total net proceeds from the sale of Securities (before deducting expenses) received by each of the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to each other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, either of the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each of the Selling Stockholders shall be limited to an amount equal to the net proceeds from the sale of Securities received by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective net proceeds from the sale of Securities hereunder.

(f) The obligations of each of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and either of the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(g) The Underwriters severally confirm and each of the Company and the Selling Stockholders acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the [            ,             and            ] paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the each of Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and each of the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or either of the Selling Stockholders, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Termination.

(a) You shall have the right to terminate this Agreement by giving notice to the Company and each of the Selling Stockholders as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or any Selling Stockholder shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT, by such exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vi) and Section 6 hereof shall at all times be effective.

(b) If you elect to terminate this Agreement as provided in this Section, the Company and each of the Selling Stockholders shall be notified promptly by you by telephone, confirmed by letter.

9. Default by a Selling Stockholder or the Company; Substitution of Underwriters.

(a) If any Selling Stockholder shall fail at the First Closing Date to sell and deliver the Securities that such Selling Stockholder is obligated to sell hereunder, then the Representative may choose, by notice from you to the Company and each of the Selling Stockholders, either (i)

terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vi) and Section 6 hereof, any non-defaulting party or (ii) elect to purchase the Securities which the Company and any non-defaulting Selling Stockholder has agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vi) and Section 6 hereof, any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder so defaulting from liability, if any, in respect of such default.

(c) If any Underwriter or Underwriters shall default in its or their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments set forth on Schedule I hereto, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the non-defaulting Underwriters, the Company and each of the Selling Stockholders for the purchase of such Securities by other persons are not made within forty eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 9(c), (i) the Company shall have the right to postpone such Closing Date for a period of not more than seven (7) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, each of the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 9(c) shall be without liability on the part of any non-defaulting Underwriters or the Company or either of the Selling Stockholders, except as provided in Section 7, and provided that any such termination shall not relieve a defaulting Underwriter from liability for its default.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representative at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402; if to the Company or the Selling Stockholders, shall be mailed or delivered to the Company at 201 Mittel Drive, Wood Dale, IL 60191, Attention: Chief Financial Officer, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, solely for purposes of Section 6, the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

12. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or either of the Selling Stockholders and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company or either of the Selling Stockholders on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by each of the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative, and each of the Company and the Selling Stockholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of each of the Company and the Selling Stockholders and that the Representative has no obligation to disclose such interest and transactions to the Company or either of Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that you are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company or either of the Selling Stockholder; (e) it or he waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or either of the Selling Stockholders in respect of such a fiduciary duty claim on behalf of or in right of either of the Selling Stockholders or the Company, including stockholders, employees or creditors of the Company.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered by facsimile or other form of electronic transmission) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15. General Provisions. This Agreement, together with the letter agreement, dated of even date herewith, by and among the Representative, the Company and the Selling Stockholders, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours, POWER SOLUTIONS INTERNATIONAL, INC.

By
Name: Title:

SELLING STOCKHOLDERS:

Gary S. Winemaster

Kenneth J. Winemaster

[Signature Page to Underwriting Agreement]

Confirmed as of the date first above mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto.

CRAIG-HALLUM CAPITAL GROUP LLC

By
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

Underwriters	Total Number of Firm Shares to be Purchased
Craig-Hallum Capital Group LLC	[ ]
Roth Capital Partners, LLC	[ ]

Total	[ ]

(1)	The Underwriters may purchase up to an additional [ ] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

SELLING STOCKHOLDERS

Selling Stockholders	Total Number of Firm Shares to be Sold	Total Number of Option Shares to be Sold
Gary S. Winemaster	[ ]	[ ]
Kenneth J. Winemaster	[ ]	[ ]

Total	[ ]	[ ]

SCHEDULE III

Pricing Information

Public Offering Price Per Share: $[            ]

Number of Firm Shares Offered: [            ]

Underwriting Discount: 6.0%